UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2009

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective June 5, 2009, AbitibiBowater Inc. ("AbitibiBowater"), Bowater Incorporated ("Bowater"), a subsidiary of AbitibiBowater, Bowater Newsprint South LLC ("BNS"), a subsidiary of AbitibiBowater, Bowater Canadian Forest Products Inc. ("Bowater Canada"), an indirect subsidiary of Bowater, the subsidiaries of Bowater, BNS and Bowater Canada and certain lenders party thereto entered into an amendment (the "Amendment") to the Senior Secured Superpriority Debtor In Possession Credit Agreement dated as of April 21, 2009 (the "Credit Agreement").

The Amendment modifies the Credit Agreement to, among other things, (i) correct certain documentation errors, including, but not limited to, (a) correcting the minimum base rate from 2.50% per annum to 4.50% per annum, (b) modifying the calculation of the fixed charge coverage ratio required to be maintained by Bowater and the guarantors under the Credit Agreement and (c) clarifying certain provisions related to interest calculations and payment dates (including waiving certain defaults which occurred as a result of confusion over the prior language); (ii) amend the definition of consolidated EBITDA to, among other things, permit Chapter 11 and Companies' Creditors Arrangement Act (Canada) expenses, including professional fees, to be added to net income for purposes of calculating consolidated EBITDA; (iii) permit additional debt owed by Calhoun Newsprint Company to one or more Bowater entities so long as the aggregate amount of such additional debt, together with any additional investments in Calhoun Newsprint Company, does not exceed $10,000,000; (iv) extend the time available to appoint a Chief Restructuring Officer from June 5, 2009 to June 20, 2009; and (v) extend the time available from June 5, 2009 to June 30, 2009 to (a) obtain private debt ratings from Moody's and Standard & Poor's on the loans under the term loan facility provided pursuant to the Credit Agreement and any other incremental facility and (b) provide the mortgages and other related documentation with respect to certain properties.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

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Item 9.01.	Financial Statements and Exhibits.

                             (d)                        Exhibits

10.1

Amendment No. 1, dated as of June 5, 2009, to the Senior Secured Superpriority Debtor In Possession Credit Agreement, dated as of April 21, 2009 by and among AbitibiBowater Inc., Bowater Incorporated, Bowater Canadian Forest Products Inc. and each of the lenders party thereto

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Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
Dated: June 11, 2009		Name: Jacques P. Vachon
Title: Senior Vice-President, Corporate Affairs and Chief Legal Officer

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EXHIBIT INDEX

    Exhibit No.                            Description of Exhibit

10.1

Amendment No. 1, dated as of June 5, 2009, to the Senior Secured Superpriority Debtor In Possession Credit Agreement, dated as of April 21, 2009 by and among AbitibiBowater Inc., Bowater Incorporated, Bowater Canadian Forest Products Inc. and each of the lenders party thereto

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